Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-253798) of Navios South American Logistics Inc. of our report dated February 17, 2021 relating to the financial statements of Navios South American Logistics Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Eduardo Alfredo Loiácono (Partner)

Eduardo Alfredo Loiácono

Buenos Aires, Argentina

March 12, 2021